EXHIBIT 99.1

ORION GROUP HOLDINGS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

September 10, 2024 / EST

HOUSTON, September 10, 2024 – Orion Group Holdings, Inc. (NYSE: ORN) (“Orion” or the “Company”), a leading specialty construction company, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with the offering, Orion also expects to grant the underwriter a 30-day option to purchase additional shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include repayment of indebtedness under its credit agreement.

Craig-Hallum Capital Group is acting as the sole managing underwriter for the offering.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) and is effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

The Company will file a preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering with the SEC. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may be obtained from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC's website at http://www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

About Orion Group Holdings

Orion Group Holdings, Inc. is a leading specialty construction company serving the infrastructure, industrial, and building sectors, providing services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. Its marine segment provides construction and dredging services including marine transportation facility construction, marine pipeline construction, marine environmental structures construction, dredging of waterways, channels and ports, environmental dredging, design, and specialty services related to marine construction, fabrication, and dredging. Its concrete segment provides turnkey concrete construction services including concrete surface place and finish, site preparation, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding the timing, size, terms, conditions, results, outcome and use of proceeds from the offering are forward-looking statements. Forward-looking statements involve risks and uncertainties. Considering these risks and other uncertainties, the inclusion of forward-looking statements in this press release should not be considered to be a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2023 Annual Report on Form 10-K, filed on March 1, 2024, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC, which are available at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contacts:

Scott Thanisch

Chief Financial Officer

Orion Group Holdings, Inc.

310-622-8256

orn@finprofiles.com

Margaret Boyce

Financial Profiles, Inc.
310-622-8247
orn@finprofiles.com

Source: Orion Group Holdings, Inc.